EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 4, 2000 included in the Chiles Offshore LLC registration statement on Form S-1 (No. 333-39418) and the related prospectus filed pursuant to Rule 424(b), and to all references to our Firm included in this registration statement on Form S-8.


/s/ Arthur Andersen LLP

Houston, Texas
November 13, 2000